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                                                                Exhibit 4.16

                               FIRST AMENDMENT TO
                             INTERCREDITOR AGREEMENT
                          DATED AS OF JANUARY 24, 2002

          This FIRST AMENDMENT TO INTERCREDITOR AGREEMENT (this "AMENDMENT") is dated as of January 24, 2002 among BANKERS TRUST COMPANY ("BANKERS"), as administrative agent (the "LENDER AGENT") for the lenders (the "LENDERS") party to the Credit Agreement (as hereinafter defined), and BANKERS TRUST COMPANY, as Collateral Agent, is made pursuant to Section 9(b) of that certain Intercreditor Agreement by and among the foregoing parties dated as of April 23, 2001 (the "INTERCREDITOR AGREEMENT"). Initially capitalized terms used herein without definition are defined in the Intercreditor Agreement, and, if not defined herein or in the Intercreditor Agreement, as defined in the Credit Agreement (as hereinafter defined).

                                    RECITALS

          WHEREAS, the Lenders have entered into a Secured Credit Agreement dated as of April 23, 2001 (the "SECURED CREDIT AGREEMENT"), as amended by that certain First Amendment to Secured Credit Agreement and Consent dated as of December 31, 2001 (the "FIRST AMENDMENT AND CONSENT") with certain subsidiaries of Company and Packaging as Borrowers and with Company as guarantor pursuant to
Section 9 thereof and Owens-Illinois General, Inc., as Borrowers' Agent (the Secured Credit Agreement, as so amended and as more particularly defined in the Intercreditor Agreement, is referred to herein as the "CREDIT AGREEMENT");

          WHEREAS, the Credit Agreement permits Indebtedness from time to time issued constituting New Senior Debt to be secured by the Domestic Collateral under the Domestic Collateral Documents and permits such Indebtedness to constitute "Senior Secured Obligations" under the Intercreditor Agreement, provided that the holders of any such issue of New Senior Debt cause their New Senior Debt Representative to execute and deliver to the Collateral Agent an acknowledgment to the Intercreditor Agreement agreeing to be bound by the terms thereof (which acknowledgment must be acknowledged by the Borrower's Agent);

          WHEREAS, concurrently herewith, Owens Brockway is issuing certain 8 7/8% Senior Secured Notes due 2009 in the aggregate principal amount of $1,000,000,000 (together with any subsequent issuance of notes consituting the same series of notes as the 8 7/8% Senior Secured Notes due 2009 pursuant to the same indenture on substantially identical terms the Net Debt Securities Proceeds of which are applied to repay the Term Loans pursuant to Section 2.4A(ii)(e) of the Credit Agreement or as otherwise required thereby, in each case together with any guarantees thereof and any notes and guarantees issued in exchange therefor or replacement thereof containing substantially identical terms, the "NEW 2002 SENIOR NOTES") which New 2002 Senior Notes constitute New Senior Debt (subject, with respect to any subsequent issuance of notes (but not any exchange notes) described above, to Administrative Agent's determination in its reasonable judgment that the terms and conditions of such notes are substantially comparable to those prevailing in the market place for comparable debt issuances) and desires to have such New 2002 Senior Notes constitute Senior Secured Obligations under the Intercreditor Agreement and to secure the obligations in respect of such New 2002 Senior Notes by certain of the

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Domestic Collateral;

          WHEREAS, in order to facilitate the issuance of the New 2002 Senior Notes, Owens Brockway has obtained, pursuant to the First Amendment and Consent, the consent of the Requisite Lenders and the Requisite Obligees, as applicable, to the Collateral Agent's and Lender Agent's amendment of the Collateral Documents to eliminate or defer the provision of certain Domestic Collateral as security for the New 2002 Senior Notes, which Domestic Collateral would otherwise secure the obligations in respect of such New 2002 Senior Notes upon their issuance and the execution of a counterpart to the Intercreditor Agreement by the New Senior Debt Representative and Borrower's Agent and the application of the Net Debt Securities Proceeds arising from the issuance of the New 2002 Senior Notes to repay the Term Loans pursuant to Section 2.4A(ii)(e) of the Credit Agreement, and to the Collateral Agent's and the Lender Agent's amendment of the Intercreditor Agreement to account for such exclusion or deferral of such Domestic Collateral as security for the New 2002 Senior Notes; and

          WHEREAS, the parties desire to amend the Intercreditor Agreement as set forth herein to implement the provisions of the First Amendment and Consent.

          NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

                                    SECTION 1
                      AMENDMENTS TO INTERCREDITOR AGREEMENT

1.1  RECITALS.

     (a) Recital 8 of the Intercreditor Agreement is hereby amended by adding the words "and the Domestic Borrowers' Guaranty" after the words "Credit Agreement" in clause (b) thereof and by adding the words "of certain Domestic Borrowers under the Credit Agreement and the Domestic Borrowers' Guaranty and" after the word "obligations" in clause (c) thereof.

     (b) Recital 11 of the Intercreditor Agreement is hereby amended by adding the words "and the documents and instruments evidencing or relating to any such Other Permitted Credit Exposure are referred to herein as the "OTHER PERMITTED CREDIT EXPOSURE DOCUMENTS" at the end of the third sentence thereof.

     (c) Recital 13 of the Intercreditor Agreement is hereby amended by adding the phrase ", any Domestic Borrower" after the second use of the word "Packaging" therein and by adding the phrase "acting in such capacity for the benefit of the holders of New Senior Debt" after the use of the phrase "New Senior Debt" in the definition of "New Senior Debt Representative" therein.

     (d) Clause (a) of Recital 18 of the Intercreditor Agreement is hereby amended to read in its entirety as follows: "The Lender Agent and any Other Permitted Credit Exposure Holders secured by the Collateral Documents,".

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1.2  APPOINTMENT AS COLLATERAL AGENT. Section 1 of the Intercreditor Agreement
     is hereby amended by deleting the words "and each Other Permitted Credit Exposure Holder listed on the signature pages hereof each" after the first use of the words "Lender Agent" therein and by adding the the words "Other Permitted Credit Exposure Holder," after the first use of the words "Interest Rate Exchanger".

1.3  REQUISITE OBLIGEES.

     (a) The heading of Section 2 of the Intercreditor Agreement is hereby amended by replacing the phrase "Other Permitted Credit Exposure Guaranties" therein with the phrase "Other Permitted Credit Exposure Documents".

     (b) Section 2(a)(i) of the Intercreditor Agreement is hereby amended by adding the words "this Agreement, including" after the first use of the words "for purposes of" therein.

     (c) Section 2(a)(ii)(1)(C) of the Intercreditor Agreement is hereby amended to read in its entirety: "(C) in the case of the Collateral Documents only (and NOT the Loan Guaranties) the aggregate --- outstanding principal amount of the New Senior Debt (to the extent such New Senior Debt is then secured by the Domestic Collateral under the Collateral Documents), PROVIDED, THAT, the --------- ---- aggregate principal amount of the New 2002 Senior Notes shall not be included in such calculation with respect to any direction to the Collateral Agent solely to the extent such direction (a) takes place (or is requested) prior to April 1, 2002 and relates to the Pledged Collateral (as defined in the Pledge Agreement) under the Pledge Agreement, (b) relates to the Excluded Pledged Collateral (as defined in the First Amendment to Pledge Agreement of even date herewith), or
          (c) relates to the Excluded Securities Collateral (as defined in the First Amendment to Security Agreement of even date herewith), until indefeasible payment in full in cash of all Other Permitted Credit Exposure secured by the Domestic Collateral, Interest Rate Obligations, the Currency Obligations, and all New Senior Debt secured by the Domestic Collateral under the Collateral Documents,"

     (d) Section 2(f) of the Intercreditor Agreement is hereby amended to read as follows: "Subject to the application of proceeds pursuant to
          SECTION 3 or SECTION 4, as applicable, Collateral Agent may release the Lien of the Collateral Documents against any portion of the Domestic Collateral that is the subject of a sale, transfer or other disposition permitted by the Credit Agreement, made in connection with the Collateral Agent's exercise of remedies under the Domestic Collateral Documents or otherwise to the extent approved by the Requisite Obligees, including, without limitation, against any portion of the Domestic Collateral pledged by a Domestic Borrower or Subsidiary Guarantor under the Security Agreement or a Mortgage upon the sale, transfer or other disposition of all of the Capital Stock of and intercompany indebtedness owing by or to such Domestic Borrower or Subsidiary Guarantor or the direct or indirect parent thereof as permitted by the Credit Agreement or in connection with the Collateral Agent's exercise of remedies under the Collateral Documents. In addition,

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          notwithstanding anything to the contrary in any of the Collateral
          Documents, upon release of a guarantor of any New Senior Debt, the Lien of the Collateral Documents against any assets or property of that guarantor shall no longer secure such New Senior Debt."

1.4  APPLICATION OF PROCEEDS OF SECURITY, LOAN GUARANTY PAYMENTS.

     (a) Clause "SECOND" of Section 3(a)(i) of the Intercreditor Agreement is hereby amended by striking the words "PROVIDED that" and adding the following in their place: "PROVIDED, THAT, (a) until April 1, 2002, no Proceeds of Domestic Collateral arising from the sale, collection from or other realization upon all or any part of the Pledged Collateral and (b) no Proceeds of Domestic Collateral arising from the sale, collection from or other realization upon all or any part of the Excluded Pledged Collateral shall be applied toward payment of obligations in respect of the New 2002 Senior Notes (and in each case neither the holders of nor representatives for such New 2002 Senior Notes shall be entitled to any increased portion of any Proceeds of any other Collateral due to such exclusions); PROVIDED, FURTHER, THAT, so long as the New Senior Debt Representative for the New 2002 Senior Notes has executed and delivered a counterpart or acknowledgment to the Intercreditor Agreement acknowledged by Pledgors or Borrowers' Agent, then on April 1, 2002, without any further action by the Pledgors or Borrowers' Agent, the New Senior Debt Representative or any other party to the Pledge Agreement, the Credit Agreement or hereto, the exclusion set forth in clause (a), above, shall no longer apply; PROVIDED, YET, FURTHER, THAT,".

     (b) Clause "SECOND" of Section 3(a)(ii) of the Intercreditor Agreement is hereby amended by striking the words "PROVIDED that" and adding the following in their place: "PROVIDED, THAT, no Proceeds of Domestic Collateral arising from the sale, collection from or other realization upon all or any part of the Excluded Securities Collateral shall be applied toward payment of obligations in respect of the New 2002 Senior Notes (and neither the holders of nor representatives for such New 2002 Senior Notes shall be entitled to any increased portion of any Proceeds of any other Collateral due to such exclusion); PROVIDED, FURTHER, THAT,".

1.5 ALLOCATION OF PROCEEDS FROM ASSET SALES AND NET INSURANCE CONDEMNATION PROCEEDS OF DOMESTIC COLLATERAL, AND NET DEBT SECURITIES PROCEEDS FROM RECEIVABLES SALE INDEBTEDNESS.

     (a) The first sentence of Section 4(a) of the Intercreditor Agreement is hereby amended by adding the following to the end thereof: "PROVIDED, HOWEVER, Net Asset Sale Proceeds arising from any Excluded Pledged Collateral or Excluded Securities Collateral or, until April 1, 2002, Pledged Collateral shall in no event be applied to the repayment of obligations in respect of the New 2002 Senior Notes (and neither the holders nor representatives of such New 2002 Senior Notes shall be entitled to any increased portion of any Net Asset Sale Proceeds of any other Collateral due to such exclusion)."

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     (b)  The second sentence of Section 4(b) of the Intercreditor Agreement is hereby amended to read as follows: "Any such payments received by the Collateral Agent directly or pursuant to this SECTION 4(B) shall be distributed to the relevant parties, including, if applicable, the New Senior Debt Representatives in accordance with Section 4(a) and in the manner provided in SECTION 3(C)."

1.6 INFORMATION. Section 5(d) of the Intercreditor Agreement is hereby amended to read in its entirety as follows:

          "Each Other Permitted Credit Exposure Holder benefiting from the Loan Guaranties and Other Permitted Credit Exposure Documents benefited by this Agreement, by executing this Agreement or signing an acknowledgment to this Agreement, as the case may be, agrees to promptly from time to time notify the Collateral Agent of (i) the aggregate amount of principal and interest outstanding with respect to the Other Permitted Credit Exposure to which such Other Permitted Credit Exposure Documents relate, whether such amounts are fully guarantied by the Loan Guaranties and the amount, if any, then due and payable under such Loan Guaranties in respect of such Other Permitted Credit Exposure, as at such date as the Collateral Agent may specify and (ii) any payment received by such Other Permitted Credit Exposure Holder to be applied to the principal of or interest on the amounts due with respect to the Other Permitted Credit Exposure and the Loan Guaranties. The Other Permitted Credit Exposure Holder shall certify as to such amounts and the Collateral Agent shall be entitled to rely conclusively upon such certification."

1.7 DISCLAIMERS, INDEMNITY, ETC. Section 7(a) of the Intercreditor Agreement is hereby amended by replacing the phrase "Other Permitted Credit Exposure Guaranties" therein with the phrase "Other Permitted Credit Exposure Documents".

1.8 MISCELLANEOUS. Section 9(b) of the Intercreditor Agreement is hereby amended by adding the following to the end thereof: "Notwithstanding anything to the contrary contained herein or in the Pledge Agreement, the Security Agreement or any Mortgage, neither the written consent of the New Senior Debt Representatives nor the holders of any New Senior Debt shall be required with respect to amendments, modifications or waivers of this Agreement, and the New Senior Debt Representatives and the holders of any New Senior Debt authorize the Collateral Agent to make such amendments, modifications or waivers to the Collateral Documents (without further consent of the New Senior Debt Representatives or the holders of any New Senior Debt), and to take such actions, in each case necessary (i) to designate Second Priority Secured Obligations, including guarantees thereof, as Senior Secured Obligations and to designate the holders of such Second Priority Secured Obligations, including guarantees thereof, or the representatives thereof as Senior Secured Parties and (ii) to secure Second Priority Secured Obligations, including any guarantees thereof, by all Domestic Collateral on the same (or lesser) basis as the Obligations under the Credit Agreement, including without limitation any amendments, modifications or waivers for the purpose of adding appropriate references to the holders of such obligations or the representatives thereof in, and according such parties the benefits of the provisions hereof or thereof, insofar as such amendments,

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     modifications or waivers set forth in (i) and (ii) above are not prohibited by the New Senior Debt Documents governing the New Senior Debt."

                                    SECTION 2
                                  MISCELLANEOUS

2.1  REFERENCE TO AND EFFECT ON THE INTERCREDITOR AGREEMENT.

     (a) On and after the date hereof, each reference in the Intercreditor Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Intercreditor Agreement, and each reference in the other Loan Documents to the "Intercreditor Agreement", "thereunder", "thereof" or words of like import referring to the Intercreditor Agreement shall mean and be a reference to the Intercreditor Agreement as amended hereby.

     (b) Except as specifically amended by this Amendment, the Intercreditor Agreement shall remain in full force and effect and is hereby ratified and confirmed.

2.2 HEADINGS. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

2.3 SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and inure to the benefit of the Collateral Agent, each Secured Party and their respective successors and assigns.

2.4 COUNTERPARTS. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

2.5 GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                            [SIGNATURES ON NEXT PAGE]

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

COLLATERAL AGENT:               BANKERS TRUST COMPANY,
                                as Collateral Agent

                                By:        /s/ MARY JO JOLLY
                                   ----------------------------------
                                Name:      MARY JO JOLLY
                                     --------------------------------
                                Title:     ASSISTANT VICE PRESIDENT
                                      -------------------------------

LENDER AGENT:                   BANKERS TRUST COMPANY,
                                as Lender Agent for the Lenders

                                By:        /s/ MARY JO JOLLY
                                   ----------------------------------
                                Name:      MARY JO JOLLY
                                     --------------------------------
                                Title:     ASSISTANT VICE PRESIDENT
                                      -------------------------------

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     EACH OF THE UNDERSIGNED ENTITIES, by its execution of this Amendment in the space provided below, HEREBY ACKNOWLEDGES AND AGREES to the provisions of the Intercreditor Agreement, as amended by this Amendment.

                                ON BEHALF OF EACH ENTITY NAMED ON THE ATTACHED EXHIBIT A, IN THE CAPACITY SET FORTH FOR SUCH ENTITY ON SUCH EXHIBIT A

                                By:        /s/ JEFFREY A. DENKER
                                    ---------------------------------
                                               Jeffrey A. Denker

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                                    EXHIBIT A
                                       TO
                             INTERCREDITOR AGREEMENT

                                                   TITLE OF OFFICER EXECUTING ON
           NAME OF ENTITY                            BEHALF OF SUCH ENTITY
           --------------                          --------------------------

Owens-Illinois Group, Inc.                         Assistant Treasurer

Owens-Brockway Glass Container Inc.                Treasurer

OI General FTS Inc.                                Treasurer

OI Plastic Products FTS Inc.                       Treasurer

O-I Health Care Holding Corp.                      Treasurer

OI General Finance Inc.                            Treasurer

Specialty Packaging Licensing Company              Treasurer

Owens-Illinois Closure Inc.                        Treasurer

Product Design & Engineering, Inc.                 Treasurer

OI Brazil Closure Inc.                             Treasurer

Owens-Illinois Prescription Products Inc.          Treasurer

OI Medical Inc.                                    Treasurer

MARC Industries, Inc.                              Treasurer

OI Medical Holdings Inc.                           Treasurer

Anamed International, Inc.                         Treasurer

Martell Medical Products, Incorporated             Treasurer

Owens-BriGam Medical Company                       Treasurer of each general
                                                    partner

BriGam, Inc.                                       Treasurer

BriGam Medical, Inc.                               Treasurer


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                                                   TITLE OF OFFICER EXECUTING ON
              NAME OF ENTITY                         BEHALF OF SUCH ENTITY
              --------------                       --------------------------

BriGam Ventures, Inc.                              Treasurer

Owens-Brockway Plastic Products Inc.               Treasurer

Owens-Illinois Specialty Products Puerto
Rico, Inc.                                         Treasurer

OI Regioplast STS Inc.                             Treasurer

OI Australia Inc.                                  Treasurer

ACI America Holdings Inc.                          Treasurer

Continental PET Technologies, Inc.                 Treasurer

OI Venezuela Plastic Products Inc.                 Treasurer

OI Castalia STS Inc.                               Treasurer

OI Levis Park STS Inc.                             Treasurer

OI AID STS Inc.                                    Treasurer

Owens-Illinois General Inc.                        Treasurer

O-I Holding Company, Inc.                          Treasurer

Universal Materials, Inc.                          Treasurer

Owens-Brockway Packaging, Inc.                     Treasurer

Brockway Realty Corporation                        Treasurer

Brockway Research, Inc.                            Treasurer

NHW Auburn, LLC                                    Treasurer of its
                                                   sole member

OI Auburn Inc.                                     Treasurer

SeaGate, Inc.                                      Treasurer

SeaGate II, Inc.                                   Treasurer

SeaGate III, Inc.                                  Treasurer

Owens-Brockway Glass Container Trading
Company                                            Treasurer


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                                                   TITLE OF OFFICER EXECUTING ON
              NAME OF ENTITY                         BEHALF OF SUCH ENTITY
              --------------                       --------------------------

OB Cal South Inc.                                  Treasurer

Overseas Finance Company                           Treasurer

OIB Produvisa Inc.                                 Treasurer

OI Consol STS Inc.                                 Treasurer

OI California Containers Inc.                      Treasurer

OI Puerto Rico STS Inc.                            Treasurer

OI Ecuador STS Inc.                                Treasurer

OI Europe & Asia Inc.                              Treasurer

OI Peru STS Inc.                                   Treasurer

OI Poland Inc.                                     Treasurer

OI Hungary Inc.                                    Treasurer

OI International Holdings Inc.                     Treasurer

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